EXHIBIT 16.1


                 [LETTERHEAD OF PICKETT, CHANEY & MCMULLEN, LLP]

May 21, 2003

Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Sirs/Madams:

We have received a copy of and have reviewed Item 4 of Form 8-K dated May 21, 2003, of Empire Energy Corp. We agree with the disclosures contained therein, and understand that a copy of this letter will be filed with the Securities and Exchange Commission as an exhibit to the Form 8-K.


Yours truly,



/s/  Pickett, Chaney & McMullen LLP
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     Pickett, Chaney & McMullen LLP